Fair Isaac Names Kirsner to Board of Directors

MINNEAPOLIS – February 7, 2007 – Fair Isaac Corporation (NYSE:FIC) today announced the addition of James Kirsner to the company’s board of directors. Kirsner is a former chief financial officer of Barra, Inc., a Berkeley, Calif.-based provider of investment risk management services for financial professionals.

Kirsner’s appointment fills the board vacancy created by the recent departure of Andrew Cecere to assume the chief financial officer post at U.S. Bancorp.

“Jim Kirsner brings a valuable combination of financial expertise and relevant industry experience at a critical, transitional time for Fair Isaac,” said A. George (Skip) Battle, Fair Isaac’s chairman of the board. “In particular, we expect the company will benefit greatly from Jim’s track record of excellence in finance leadership and oversight roles.”

Kirsner currently serves on the boards of the Bank of Marin, Advent Software, Inc. and Cool Systems, Inc., and previously served for fours years on the board of Ask Jeeves, Inc.
Prior to joining Barra in 1993, Kirsner spent 26 years with Arthur Andersen in San Francisco, where he served as a Partner and focused on financial services industry clients.

“As a Bay Area executive, I’ve had a front-row view of Fair Isaac’s growth from a little-known financial services technology innovator in San Rafael to a major global player in decision technology,” said Kirsner. “It’s an honor to have the opportunity to contribute to the next chapter of the company’s development.”

Kirsner holds a master’s degree in accounting and a bachelor’s degree in economics from the Wharton School at the University of Pennsylvania.

About Fair Isaac
Fair Isaac (NYSE:FIC) makes decisions smarter. The company’s solutions and technologies for Enterprise Decision Management give businesses the power to automate more processes, and apply more intelligence to every customer interaction. Through increasing the precision, consistency and agility of their decisions, Fair Isaac clients worldwide increase sales, build customer value, cut fraud losses, manage credit risk, reduce operational costs, meet changing compliance demands and enter new markets more profitably. Founded in 1956, Fair Isaac powers hundreds of billions of decisions per year in financial services, insurance, telecommunications, retail, consumer branded goods, healthcare and the public sector. Fair Isaac also helps millions of individuals manage their credit health through the www.myfico.com website. Visit Fair Isaac online at www.fairisaac.com.

Fair Isaac Statement Concerning Forward-Looking Information

Except for historical information contained herein, the statements contained in this press release that relate to Fair Isaac are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company’s Enterprise Decision Management strategy, its ability to recruit and retain key technical and managerial personnel, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, competition, regulatory changes applicable to the use of consumer credit and other data, the possibility that the anticipated benefits of acquisitions, including expected synergies, will not be realized, and other risks described from time to time in Fair Isaac’s SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2006. Forward-looking statements should be considered with caution. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Fair Isaac’s results could differ materially from Fair Isaac’s expectations in these statements. Fair Isaac disclaims any intent or obligation to update these forward-looking statements.

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Contact:	Investors/Analysts:
John D. Emerick, Jr. Fair Isaac Corporation (800) 213-5542 investor@fairisaac.com

Media:

Brian Kane

Fair Isaac Corporation

(612) 758-5232

briankane@fairisaac.com